Exhibit 10.1
JEFFERIES GROUP, INC.
$125,000,000
3.25% Series A Cumulative Convertible Preferred Stock

PURCHASE AGREEMENT

Dated February 17, 2006

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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		Page
SECTION 15.	MISCELLANEOUS	14

Section 15.1	Successors and Assigns	14

Section 15.2	Accounting Terms	15

Section 15.3	Severability	15

Section 15.4	Construction, Etc	15

Section 15.5	Counterparts	15

Section 15.6	Governing Law	15

Section 15.7	Jurisdiction and Process; Waiver of Jury Trial	15
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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

EXHIBIT 1	—	CERTIFICATE OF DESIGNATIONS FOR THE SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

EXHIBIT 4.4	—	OPINION OF COMPANY COUNSEL

EXHIBIT 4.10	—	REGISTRATION RIGHTS AGREEMENT

ANNEX 5.15	—	USE OF PROCEEDS

ANNEX 5.16	—	CAPITALIZATION INFORMATION

JEFFERIES GROUP, INC.
520 MADISON AVENUE
12TH FLOOR
NEW YORK, NEW YORK 10022
3.25% Series A Cumulative Convertible Preferred Stock
February 17, 2006
TO EACH OF THE PURCHASERS LISTED IN
     SCHEDULE A HERETO:
Ladies and Gentlemen:
     Jefferies Group, Inc., a Delaware corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF CONVERTIBLE SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK.
     The Company will authorize the issue and sale of 125,000 shares of its 3.25% Series A Cumulative Convertible Preferred Stock (the “Series A Cumulative Convertible Preferred Stock”). The powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions of the Series A Cumulative Convertible Preferred Stock are set out in the Certificate of Designations, the form of which is attached as Exhibit 1 (the “Certificate of Designations”). Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK.
     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the number of shares of the Series A Cumulative Convertible Preferred Stock specified opposite such Purchaser’s name in Schedule A at the purchase price of $1,000.00 per share.

SECTION 3.	CLOSING.
     The sale and purchase of the shares of the Series A Cumulative Convertible Preferred Stock to be purchased by each Purchaser shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, beginning at 10:00 a.m., Eastern Standard time, at a closing (the “Closing”) on February 17, 2006 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series A Cumulative Convertible Preferred Stock to be purchased by such Purchaser, dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account specified by the Company at least three Business Days prior to the date of the Closing.

SECTION 4.	CONDITIONS TO CLOSING.
     Each Purchaser’s obligation to purchase and pay for the shares of the Series A Cumulative Convertible Preferred Stock to be sold to them at the Closing are subject to the fulfillment, prior to or at the Closing, of the following conditions:
     Section 4.1 Representations and Warranties. The representations and warranties of the Company in this Agreement which are qualified by materiality shall be correct, and those representations and warranties of the Company in this Agreement which are not qualified by materiality shall be correct in all material respects, when made and at the time of the Closing.
     Section 4.2 Performance; No Default. The Company shall have performed and complied with, in all material respects, all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series A Cumulative Convertible Preferred Stock.
     Section 4.3 Compliance Certificates.
          (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.6, 4.8 and 4.9 have been fulfilled.
          (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series A Cumulative Convertible Preferred Stock and this Agreement.
     Section 4.4 Opinion of Counsel. Such Purchaser shall have received an opinion in form and substance satisfactory to each Purchaser, dated the date of the Closing from Morgan, Lewis & Bockius LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).
     Section 4.5 Purchase Permitted By Applicable Law, Etc. On the date of the Closing, the Purchasers’ purchases of the Series A Cumulative Convertible Preferred Stock shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, (b) not violate any applicable law or regulation and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
     Section 4.6 Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements contained in the Disclosure Documents.
     Section 4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
     Section 4.8 Listing. The shares of Common Stock issuable upon conversion of the Series A Cumulative Convertible Preferred Stock shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.
     Section 4.9 Ratings. The Series A Cumulative Convertible Preferred Stock shall have, as of the date of Closing, received a rating of at least Baa3 from Moody’s Investors Service and a rating of at least BBB- from Fitch Ratings.
     Section 4.10 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement (as may be amended from time to time, the “Registration Rights Agreement”) in the form attached hereto as Exhibit 4.10.
     Section 4.11 Recording of Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of Delaware and such Purchaser shall have received a (a) long form good standing certificate from the Secretary of State of Delaware setting forth all charter documents of the Company recorded with it (including, without limitation, the Certificate of Designations) and (b) copies of all such charter documents (including, without limitation, the Certificate of Designations) certified as true and correct by the Secretary of the State of the State of Delaware.
     Section 4.12 Legality. The Series A Cumulative Convertible Preferred Stock shall on the date of Closing qualify as a legal investment for such Purchaser under applicable insurance law (without regard to any “basket” or “leeway” provisions), and the acquisition thereof shall not subject such Purchaser to any penalty or onerous condition pursuant to any such law or regulation, and such Purchaser shall have received such evidence as they may reasonably request to establish compliance with this condition.
     Section 4.13 Private Placement Numbers. The Company shall have obtained or caused to be obtained private placement numbers for the Series A Cumulative Convertible Preferred Stock from the CUSIP Service Bureau of Standard & Poor’s, a division of McGraw-Hill, Inc. and such Purchaser shall have been informed of such private placement numbers.

     Section 4.14 Funding Instructions. At least two Business Days prior to the date of the Closing, each Purchaser shall have received written instructions, signed by an officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, and (iii) the account name and number into which the purchase price for the Series A Cumulative Convertible Preferred Stock is to be deposited.
     Section 4.15 Fees and Expenses. All fees and disbursements required to be paid pursuant to Section 14 shall have been paid in full.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to each Purchaser that:
     Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each of the Financing Documents, to issue and sell the Series A Cumulative Convertible Preferred Stock and to perform the provisions hereof to be performed by it.
     Section 5.2 Authorization, Etc. The Series A Cumulative Convertible Preferred Stock has been duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and free of preemptive rights. The Common Stock issuable upon conversion of the Series A Cumulative Convertible Preferred Stock has been duly and validly authorized and reserved for issuance upon conversion of the Series A Cumulative Convertible Preferred Stock, and when issued and delivered upon conversion of the Series A Cumulative Convertible Preferred Stock, will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.
     Section 5.3 Disclosure. The Company has made available to the Purchasers its Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005; its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, filed on April 27, 2005, for the quarter ended June 30, 2005, filed on August 8, 2005 and for the quarter ended September 30, 2005, filed on October 25, 2005; and its Current Reports on Form 8-K filed on January 24, 2005, May 19, 2005, July 21, 2005, August 16, 2005, October 6, 2005 and January 18, 2006 (collectively the “Disclosure Documents”). The Disclosure Documents taken as a whole, did not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since September 30, 2005, there has not been any change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005, contains a complete and correct list of the Subsidiaries of the Company and their respective jurisdictions of incorporation.
          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of any Lien (except as otherwise disclosed in the Disclosure Documents or in Schedule 5.4).
          (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
          (d) Jefferies & Company, Inc. is the only Material Subsidiary of the Company.
     Section 5.5 Financial Statements; Material Liabilities. The financial statements of the Company and its consolidated Subsidiaries are included in the Disclosure Documents. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates specified in such Disclosure Documents and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities of a kind required to be included in financial statements prepared in accordance with GAAP, that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents, other than liabilities incurred in the ordinary course of their businesses since September 30, 2005.
     Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of each of the Financing Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any material property of the Company or any Subsidiary under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a material breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate in any material respect any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of any of the Financing Documents, except for the filing of a registration statement or of a supplement to an existing registration statement of the Company with the SEC in order to register or designate the Common Stock issuable upon conversion of the Series A Cumulative Convertible Preferred Stock for resale by the holders thereof.
     Section 5.8 Litigation; Observance of Agreements, Statutes and Orders. (a) Except as set forth in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (b) Neither the Company nor any Subsidiary is in default under any term of any material agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.9 Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.
     Section 5.10 Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others the absence of which would have a Material Adverse Effect.
          (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person the consequences of which infringement would have a Material Adverse Effect.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, the consequences of which violation would have a Material Adverse Effect.
     Section 5.11 Compliance with ERISA. The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
     Section 5.12 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series A Cumulative Convertible Preferred Stock or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series A Cumulative Convertible Preferred Stock to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
     Section 5.13 Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended (except in its capacity as an investment advisor to companies which are so regulated), the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
     Section 5.14 Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.15	Use of Proceeds of Series A Cumulative Convertible Preferred Stock.
          (a) Use of Proceeds. The Company shall apply the proceeds from the sale of the Series A Cumulative Convertible Preferred Stock as specified in Annex 5.15.
          (b) Foreign Assets Control Regulations, Etc.

               (i) Neither the sale of the Series A Cumulative Convertible Preferred Stock by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
               (ii) Neither the Company nor any Subsidiary (A) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in section 1 of the Anti-Terrorism Order or (B) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
               (iii) No part of the proceeds from the sale of the Series A Cumulative Convertible Preferred Stock hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     Section 5.16 Capitalization. Annex 5.16 correctly sets forth, after giving effect to the issuance of the Series A Cumulative Convertible Preferred Stock hereby on the date two Business Days before the Closing:
               (i) the authorized and outstanding shares of the Capital Stock and other securities of the Company (specifying the type, class or series of all such Capital Stock and other securities and whether such Capital Stock and other securities are voting or non-voting);
               (ii) all options, warrants and other rights to purchase Capital Stock of the Company, together with general descriptions of the terms thereof; and
               (iii) each obligation (contingent or otherwise) of the Company or any Subsidiary to repurchase or otherwise acquire or retire any shares of Capital Stock (or options to purchase the same) of the Company for a consideration in excess of $50,000,000 or in an aggregate number of shares of any class of such Capital Stock which exceeds 5.0% of the shares of such class;
All such outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid, non-assessable and free and clear of any lien. There are no preemptive rights, subscription rights or other contractual rights similar in nature to preemptive rights with respect to any Capital Stock of the Company, other than, as set forth in the Charter and the Certificate of Designations.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
     Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Series A Cumulative Convertible Preferred Stock for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that neither the Series A Cumulative Convertible Preferred Stock nor the Common Stock issuable upon conversion thereof has been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series A Cumulative Convertible Preferred Stock.
     Section 6.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series A Cumulative Convertible Preferred Stock to be purchased by such Purchaser hereunder:
     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
     (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
     (f) the Source is a governmental plan; or
     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	REGISTRATION OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK; LEGENDS.
     Section 7.1 Stock Register. The Company shall cause to be kept a register for the registration and registration of transfers of shares of the Series A Cumulative Convertible Preferred Stock in accordance with Section 15 of the Certificate of Designations. The name and address of each holder of one or more shares of Series A Cumulative Convertible Preferred Stock, each transfer thereof and the name and address of each transferee of one or more shares of Series A Cumulative Convertible Preferred Stock shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Series A Cumulative Convertible Preferred Stock shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.
     Section 7.2 Legends. The certificates evidencing the Series A Cumulative Convertible Preferred Stock shall contain appropriate legends restricting their transfer under the Securities Act and the provisions of Section 15 of the Certificate of Designations.

SECTION 8.	PAYMENTS OF DIVIDENDS AND OTHER AMOUNTS DUE.
     Section 8.1 Place of Payment. Subject to Section 8.2, payments of dividends and amounts due upon redemption of the Series A Cumulative Convertible Preferred Stock shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of Series A Cumulative Convertible Preferred Stock, change the place of payment of the Series A Cumulative Convertible Preferred Stock so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     Section 8.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Series A Cumulative Convertible Preferred Stock, and notwithstanding anything contained in Section 8.1 to the contrary, the Company will pay all dividends and amounts due upon redemption of the Series A Cumulative Convertible Preferred Stock on such Series A Cumulative Convertible Preferred Stock by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose. The Company will afford the benefits of this Section 8.2 to any Qualified Institutional Buyer that is the direct or indirect permitted transferee of any Series A Cumulative Convertible Preferred Stock purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Series A Cumulative Convertible Preferred Stock as the Purchasers have made in this Section 8.2.

SECTION 9.	AMENDMENT AND WAIVER.
     Section 9.1 Requirements. This Agreement and the terms of the Series A Cumulative Convertible Preferred Stock may be amended, and the observance of any term hereof or of the Series A Cumulative Convertible Preferred Stock may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 13 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may be effected, without the written consent of each holder of Series A Cumulative Convertible Preferred Stock at the time outstanding affected thereby.
     Section 9.2 Solicitation of Holders of Series A Cumulative Convertible Preferred Stock. The Company will provide each holder of Series A Cumulative Convertible Preferred Stock (irrespective of the amount of Series A Cumulative Convertible Preferred Stock then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the terms of the Series A Cumulative Convertible Preferred Stock.
     Section 9.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 9 applies equally to all holders of Series A Cumulative Convertible Preferred Stock and is binding upon them and upon each future holder of any Series A Cumulative Convertible Preferred Stock and upon the Company without regard to whether such Series A

Cumulative Convertible Preferred Stock has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Series A Cumulative Convertible Preferred Stock nor any delay in exercising any rights hereunder or under any Series A Cumulative Convertible Preferred Stock shall operate as a waiver of any rights of any holder of such Series A Cumulative Convertible Preferred Stock. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

SECTION 10.	NOTICES.
     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
     (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
     (ii) if to any other holder of any shares of the Series A Cumulative Convertible Preferred Stock, to such holder at such address as such other holder shall have specified to the Company in writing, or
     (iii) if to the Company, to the Company at its address set forth on the first page hereof to the attention of General Counsel, or at such other address as the Company shall have specified to the holder of Series A Cumulative Convertible Preferred Stock in writing.
Notices under this Section 10 will be deemed given only when actually received.

SECTION 11.	REPRODUCTION OF DOCUMENTS.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Series A Cumulative Convertible Preferred Stock itself), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 11 shall not prohibit the Company or any holder of Series A Cumulative Convertible Preferred Stock from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 12.	CONFIDENTIAL INFORMATION.
     For the purposes of this Section 12, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf or (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Series A Cumulative Convertible Preferred Stock), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12, (iii) any other holder of any Series A Cumulative Convertible Preferred Stock, (iv) any federal or state regulatory authority having jurisdiction over such Purchaser, (v) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which such Purchaser is a party. Each holder of Series A Cumulative Convertible Preferred Stock, by its acceptance of Series A Cumulative Convertible Preferred Stock, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of Series A Cumulative Convertible Preferred Stock of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 12.

SECTION 13.	SUBSTITUTION OF PURCHASER.
     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Series A Cumulative Convertible Preferred Stock that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 13), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Series A Cumulative Convertible Preferred Stock then held by such Affiliate, upon receipt by the

Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 13), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Series A Cumulative Convertible Preferred Stock under this Agreement.

SECTION 14.	FEES AND EXPENSES
     Section 14.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel incurred by the Purchasers and each other holder of Series A Cumulative Convertible Preferred Stock in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any of the Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any of the Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any of the Financing Documents, or by reason of being a holder of any Series A Cumulative Convertible Preferred Stock, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Series A Cumulative Convertible Preferred Stock and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save each Purchaser and each other holder of Series A Cumulative Convertible Preferred Stock harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Series A Cumulative Convertible Preferred Stock).
     Section 14.2 Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Series A Cumulative Convertible Preferred Stock, the enforcement, amendment or waiver of any provision of this Agreement or the Certificate of Designations, and the termination of this Agreement.
     Section 14.3 Hart-Scott-Rodino Fees and Expenses. If following the announcement of a transaction or event which would constitute a Voluntary Acquisition Transaction (as defined in the Certificate of Designations), any of the holders of the Series A Cumulative Convertible Preferred Stock elects to convert their Series A Cumulative Convertible Preferred Stock, the Company shall pay all costs and expenses in connection with making an HSR Filing (as defined in the Certificate of Designations) in connection therewith (including reasonable attorneys’ fees of one special counsel for all such holders making such filings). Otherwise, such costs and expenses in connection with such HSR Filings shall be for the account of the holder of the Series A Cumulative Convertible Preferred Stock making such HSR Filing.

SECTION 15.	MISCELLANEOUS.
     Section 15.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of Series A Cumulative Convertible Preferred Stock) whether so expressed or not.
     Section 15.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
     Section 15.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 15.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     For the avoidance of doubt, the Schedules and the Exhibit attached to this Agreement shall be deemed to be a part hereof.
     Section 15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 15.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 15.7 Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Series A Cumulative Convertible Preferred Stock. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (b) The Company consents to process being served by or on behalf of any holder of Series A Cumulative Convertible Preferred Stock in any suit, action or proceeding of the nature referred to in Section 15.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 10 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
          (c) Nothing in this Section 15.7 shall affect the right of any holder of Series A Cumulative Convertible Preferred Stock to serve process in any manner permitted by law, or limit any right that the holders of any of the Series A Cumulative Convertible Preferred Stock may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, JEFFERIES GROUP, INC.
By:	/s/ Joseph A. Schenk
Name: Joseph A. Schenk
Title: Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date hereof:
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, as Investment Adviser

By:	/s/ Richard E. Spencer, II
Name:	Richard E. Spencer, II
Title:	Managing Director
C.M. LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, as Investment Sub-Adviser

By:	/s/ Richard E. Spencer, II
Name:	Richard E. Spencer, II
Title:	Managing Director

SCHEDULE A
INFORMATION RELATING TO PURCHASERS

Purchaser Name		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Share Certificate is Registered		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Share Certificate Number; Number of Shares		P 1; 91,000

Purchase Price of Shares		$ 91,000,000

Payment on Account of Shares

Method		Federal Funds Wire Transfer

Account Information		Citibank, N.A.
New York, NY
ABA # 021-000-089
For MassMutual Corporate Investment
Account # 30510618

Re: See “Accompanying information” below

Accompanying Information		Name of Company: JEFFERIES GROUP, INC.

	Description of Security:	3.25% Series A Cumulative Convertible Preferred Stock

PPN: 472319 2# 8

Due Date and Application (as among principal, make whole and interest) of the payment being made:

Address for Notices Related to Payments		Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Custody and Collection Department

With telephone advice of payment to:

Babson Capital Management LLC
Securities Custody and Collection Department

Phone: 413-226-1889 / 1819

Address for All Other Notices		Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Other Instructions		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, as Investment Adviser

By
Name:
Title:

Instructions for Delivery of Notes		Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Linda Terry

Tax Identification Number		04-1590850
SCHEDULE A
(to Purchase Agreement)

Purchaser Name	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Share Certificate is Registered	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Share Certificate Number; Number of Shares	P2; 30,000

Purchase Price of Shares	$30,000,000

Payment on Account of Shares

Method	Federal Funds Wire Transfer

Account Information	Citibank, N.A.
New York, NY
ABA # 021-000-089
For MassMutual Unified Traditional
Account: MassMutual BA 0033 TRAD Private ELBX
Account # 30566056

Re: See “Accompanying information” below

Accompanying Information	Name of Company:	JEFFERIES GROUP, INC.

	Description of Security:	3.25% Series A Cumulative Convertible Preferred Stock

PPN: 472319 2# 8

Due Date and Application (as among principal, make whole and interest) of the payment being made:

Address for Notices Related to Payments	Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Custody and Collection Department

With telephone advice of payment to:

Babson Capital Management LLC
Securities Custody and Collection Department

Phone: 413-226-1889 / 1803

Address for All Other Notices	Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Other Instructions	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, as Investment Adviser

By
Name:
Title:

Instructions for Delivery of Notes	Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Linda Terry

Tax Identification Number	04-1590850

2

Purchaser Name		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Name in Which Share Certificate is Registered		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Share Certificate Number; Number of Shares	P3; 2,000

Purchase Price of Shares	$20,000,000

Payment on Account of Shares

Method		Federal Funds Wire Transfer

Account Information		Citibank, N.A.
New York, NY
ABA # 021-000-089
For MassMutual DI
Account: MassMutual BA 0033 TRAD Private ELBX
Account # 30566064

Re: See “Accompanying information” below

Accompanying Information	Name of Company:	JEFFERIES GROUP, INC.

	Description of Security:	3.25% Series A Cumulative Convertible Preferred Stock

PPN: 472319 2# 8

Due Date and Application (as among principal, make whole and interest) of the payment being made:

Address for Notices Related to Payments		Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Custody and Collection Department

With telephone advice of payment to:

Babson Capital Management LLC
Securities Custody and Collection Department

Phone: 413-226-1889 / 1803

Address for All Other Notices		Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Other Instructions		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, as Investment Adviser

By
Name:
Title:

Instructions for Delivery of Notes		Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Linda Terry

Tax Identification Number		04-1590850

3

Purchaser Name		C.M. LIFE INSURANCE COMPANY

Name in Which Share Certificate is Registered		C.M. LIFE INSURANCE COMPANY

Share Certificate Number; Number of Shares	P4; 2,000

Purchase Price of Shares	$20,000,000

Payment on Account of Shares

Method		Federal Funds Wire Transfer

Account Information		Citibank, N.A.
New York, NY
ABA # 021-000-089
For CM Life Segment 43 - Universal Life
Account # 30510546

Re: (See “Accompanying information” below)

Accompanying Information	Name of Company:	JEFFERIES GROUP, INC.

	Description of Security:	3.25% Series A Cumulative Convertible Preferred Stock

	PPN:	472319 2# 8

Due Date and Application (as among principal, make whole and interest) of the payment being made:

Address for Notices Related to Payments		C.M. LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Custody and Collection Department

With telephone advice of payment to:

Babson Capital Management LLC
Securities Custody and Collection Department

Phone: 413-226-1819 / 1803

Address for All Other Notices		C.M. LIFE INSURANCE COMPANY
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Other Instructions		C.M. LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, as Investment Adviser

By
Name:
Title:

Instructions for Delivery of Notes		Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Linda Terry

Tax Identification Number		06-1041383

4

DEFINED TERMS
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
     “Capital Stock” means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person.
     “Certificate of Designations” is defined in Section 1.
     “Charter” means the Certificate of Incorporation, as amended or restated, as filed with the Secretary of State of the State of Delaware.
     “Closing” is defined in Section 3.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Common Stock” means the common stock, par value $.0001, of Jefferies Group, Inc.
     “Company” means Jefferies Group, Inc., a Delaware corporation or any successor thereto.
     “Confidential Information” is defined in Section 12.

     “Disclosure Documents” is defined in Section 5.3.
     “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
     “Financing Documents” means this Agreement, the Certificate of Designations and the Registration Rights Agreement.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
          (a) the government of
     (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

2

     “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under any of the Financing Documents or (c) the validity or enforceability of any of the Financing Documents.
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.
     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.
     “Purchaser” is defined in the first paragraph of this Agreement.
     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
     “Registration Rights Agreement” is defined in Section 4.10.
     “Required Holders” means, at any time, the holders of at least a majority of the shares of the Series A Cumulative Convertible Preferred Stock at the time outstanding (exclusive of Series A Cumulative Convertible Preferred Stock then owned by the Company or any of its Affiliates).
     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
     “securities” or “security” shall have the meaning specified in Section 2(1) of the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

3

     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
     “Series A Cumulative Convertible Preferred Stock” is defined in Section 1.
     “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

4

ANNEX 5.15
USE OF PROCEEDS
     The Company will use the net proceeds from the issuance and sale of the Series A Cumulative Convertible Preferred Stock for general corporate purposes, including specifically, the further development of its businesses.

ANNEX 5.16
CAPITALIZATION INFORMATION
     The following table sets forth Jefferies Group, Inc.’s share capitalization (in thousands).

	Authorized	Outstanding
Preferred Stock,	10,000	—
par value $0.0001 per share

Common Stock,	500,000	71,809
par value $0.0001 per share		(as of February 13, 2006)

Restricted Shares	—	3,679 restricted shares subject to vesting* (as of December 31, 2005)

Restricted Stock Units	—	12,331 restricted stock units subject to vesting† (as of December 31, 2005)

Deferred Shares	—	3,678‡ (as of December 31, 2005)

Director Deferred Shares	—	42* (as of December 31, 2005)

Contractual Shares	—	650§ (as of December 31, 2005)

*	Shares of Common Stock issued or reserved for issuance under Stock Incentive Plans.

†	Shares of Common Stock issued or reserved for issuance under Stock Incentive Plans.

‡	Shares of Common Stock issued or reserved for issuance under the Deferred Compensation Plan which permits executives and other eligible employees to defer cash compensation for five years, with an optional deferral of an additional five years. The deferred amounts, at the employee’s option, are allocated to a cash subamount or a common stock subamount. Common Stock is allocated to the latter account at a discount of up to 15% from the volume weighted average market price of the common stock on the last day of a calendar quarter. The discounted portion is forfeitable until certain conditions are satisfied. The cash and shares are delivered to the participating employees following the satisfaction of the conditions and the expiration of the deferral period.

§	Pursuant to a Purchase Agreement with Brian P. Friedman and James Luikart.

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